Applied Nanotech Board Issues Open Letter to Shareholders

Urges shareholders to vote proxies immediately

for August 22, 2014 shareholder meeting

Board unanimously recommends voting FOR all proposals.

Austin, Texas – August 4, 2014 – The Board of Directors of Applied Nanotech Holdings, Inc. (OTCQB: APNT) (Applied Nanotech) today issued the following open letter to shareholders.

Dear fellow APNT Shareholder,

By now you should have received proxy materials for the Special Meeting of Shareholders of Applied Nanotech Holdings, Inc. to be held on August 22, 2014. The primary purpose is to solicit the shareholders’ vote to approve the combination of Applied Nanotech Holdings, Inc. and NanoHolding Inc. (Nanofilm) to create PEN Inc.

●	We ask you to vote today.

To achieve a quorum and complete the vote on the proposals, we need your vote.

●	You must vote your shares personally. Your shares CANNOT be voted for you by your broker, bank, other institution or nominee.

●	The Board unanimously recommends you vote FOR the combination.

The Board recommends you vote FOR all four proposals, noting Proposals 1 and 4 relate directly to the combination.

The combination of APNT and Nanofilm opens the door for a new era for the Company, driven by a focus on commercialization and informed by Nanofilm’s 25-year track record in launching profitable nanotechnology-enabled products into the global market.

Dr. Scott Rickert, founder and CEO of Nanofilm and proposed CEO of PEN Inc, has a demonstrated ability to marry breakthrough nanotechnology with marketplace needs to create advanced products that command higher prices and higher margins than traditional products.

In consultation with the board of APNT, Dr. Rickert and his team have already provided operations, R&D and management guidance that’s been a factor in the improved financial condition of the company. APNT’S Board Chairman, Dr. Robert Ronstadt, states, “The proposed merger provides an enhanced path to commercialization of APNT’s nanotechnology-based products. Your Board strongly believes this will result in a growth of shareholder value, and therefore we strongly recommend all fellow shareholders vote FOR all four proposals.”

If you are FOR the combination, please encourage friends and family members who are also shareholders to vote FOR the combination.

To view the proxy material that was mailed to you, go to www.sec.gov. If you’d like another set of materials, please contact Lynn Lilly, Director of Communication, at 216-702-5167, llilly@nanofilmtechnology.com.

About APNT (OTCQB: APNT)

Applied Nanotech Holdings, Inc. (APNT) is an Austin, Texas-based global leader in nanotechnology research and development and has ongoing research programs and license agreements with product innovators around the world. For information about Applied Nanotech Holdings, Inc., please visit www.appliednanotech.net.

About Nanofilm, Ltd.

Nanofilm, Ltd. is a Valley View, Ohio private company that develops nano-layer coatings, nano-based cleaners, and nano-composite products. Nanofilm’s primary commercial products center around its unique eyecare glass cleaning and de-fogging products; other products include precision mold release treatments, stay-clean surface treatments for ceramic insulators, and scuff-resistant treatments for commercial dinnerware. For information about Nanofilm, please visit www.nanofilmtechnology.com.

DISCLOSURE NOTICE: The information contained in this release is as of August 4, 2014. APNT and Nanofilm assume no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information that involves substantial risks and uncertainties about the proposed combination of APNT and Nanofilm and their expectations regarding completion of the combination and their ability to expand, develop and enhance new products. Such risks and uncertainties include, among other things, the uncertainty regarding the completion of bridge financing, conversion of certain APNT debt into equity, approval by the respective shareholders of APNT and NanoHolding Inc., and market acceptance of products using their technologies.

A further description of risks and uncertainties regarding APNT’s business can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports on Form 10-Q and Form 8-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the combination of APNT and Nanofilm discussed in this press release, APNT has filed a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and a form of proxy are being mailed to the APNT stockholders. SECURITY HOLDERS OF APNT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders can obtain free copies of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. APNT shareholders can also obtain free copies of the proxy statement and other relevant documents by contacting our Investor Relations Department, 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758 (Telephone: (512) 339-5020) or from APNT’s website, www.appliednanotech.net.

APNT and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed combination of APNT and Nanofilm. Information regarding our directors and executive officers is available in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 25, 2014, and the proxy statement and other relevant materials to be filed with the SEC in connection with these matters. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contact Information:

Lynn Lilly

Director of Communication

Nanofilm, Ltd.

llilly@nanofilmtechnology.com

(216) 447- 1199 ext. 119